Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

GENERAL DYNAMICS CORPORATION

(As amended effective December 6, 2006)

- i -

- ii -

AMENDED AND RESTATED BYLAWS

of

GENERAL DYNAMICS CORPORATION

(As amended effective December 6, 2006)

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of General Dynamics Corporation (hereinafter called the Corporation) in the State of Delaware shall be at 1209 Orange Street, Wilmington, New Castle County, 19801. The registered agent of the Corporation in Delaware is The Corporation Trust Company.

SECTION 2. Other Offices. The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the Board) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held on such date and at such time as shall be designated by resolution of the Board from time to time.

SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or by a majority of the directors, but a special meeting may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 3. Place of Meeting. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, or at no place (but rather by means of remote communication) as shall from time to time be designated by the Board.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, notice of each meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, by delivering a written notice thereof to each stockholder personally, by a method of electronic transmission consented to by the stockholder to whom the notice is given, or by depositing such notice in the United States mail in a postage prepaid envelope, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. All notices given by mail, as provided above, shall be deemed to have been given as at the time deposited in the United States mail, and all notices given to stockholders by a form of electronic transmission, as provided above, shall be deemed to have been given when directed to the stockholder. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place (if any), date and hour of the meeting, the means of remote communication (if and to the extent authorized by the Board) by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined by statute, including without limitation any telegram, cablegram, facsimile transmission or communication by electronic mail.

SECTION 5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place (if any) thereof, and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6. Quorum. At each meeting of the stockholders, except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to be voted at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that in any case where the holders of Preferred Stock or any series thereof are entitled to vote as a class, a quorum of the Common Stock and a quorum of the Preferred Stock or such series thereof shall be separately determined. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority of the shares present in person or by proxy and entitled to vote at, or the chairman of such meeting, or the secretary of such meeting, may adjourn the meeting from time to time in the manner provided in Section 5 of this Article II until a quorum shall attend; provided, however, that at any such meeting where the holders of Preferred Stock or any series thereof are entitled to vote as a class, if one class or series of stock of the Corporation but not the other has a quorum present, the meeting may proceed with the business to be conducted by the class or series having a quorum present, and may be adjourned from time to time in respect of business to be conducted by the class or series not having a quorum present. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required by statute, the Certificate of Incorporation or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required in respect of such other matter.

SECTION 7. Voting. (a) Except as otherwise provided by or pursuant to statute, the Certificate of Incorporation or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted upon the matter in question held by the stockholder and registered in such stockholder’s name on the books of the Corporation on such date as may be fixed pursuant to Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

(b) Shares of its own stock belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be entitled to vote.

(c) Persons holding stock having voting power in a fiduciary capacity, or their proxies, shall be entitled to vote the shares so held, and persons whose stock having voting power is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.

(d) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

(e) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall have been given written notice to the contrary and have been furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) if only one shall vote, the act shall bind all;

(ii) if more than one shall vote, the act of the majority so voting shall bind all; and

(iii) if more than one shall vote, but the vote shall be evenly split on any particular matter, then, except as otherwise required by statute, each faction may vote the shares in question proportionally.

If the instrument so filed indicates that any such tenancy is held in unequal interests, the majority or even split for the purpose of the preceding sentence shall be a majority or even split in interest.

(f) Except as otherwise expressly required by statute, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matters, a quorum being present. Except in the case of votes for the election of directors and for other matters where expressly so required, the vote at any meeting of the stockholders on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or on such stockholder’s behalf by a duly authorized and constituted proxy, and it shall show the number of shares voted by such stockholder.

(g) (i) Except as otherwise provided by the Certificate of Incorporation or these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast, whether or not such election becomes an uncontested election after such date. For purposes of this paragraph (g) of Section 7, a majority of votes cast shall mean that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes,” if applicable, not counted as a vote cast “for” or “against” that director’s election).

(ii) In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit or have submitted an irrevocable resignation, which shall become effective on (x) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (y) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to Section 11 of Article III of these Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and, if required, filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(iii) If the Board accepts a director’s resignation pursuant to this Section 7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy in accordance with Section 5 of Article III.

SECTION 8. Lists of Stockholders. It shall be the duty of the Secretary of the Corporation or other officer who shall have charge of the stock ledger of the Corporation, either directly or through another officer designated by the Secretary or such other officer or through a transfer agent or transfer clerk appointed by the Corporation, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders of each class entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by statute.

SECTION 9. Inspectors of Votes. Before each meeting of the stockholders, the Corporation shall appoint one or more Inspector of Votes to act at such meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate Inspector of Votes to replace any Inspector who fails to act. If no Inspector of Votes or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more Inspector of Votes to act at the meeting. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of such Inspector’s ability. Such Inspector of Votes shall have the duties prescribed by statute and shall decide upon the qualifications of voters and accept their votes and, when the vote is completed, shall count and ascertain the number of shares voted respectively for and against the question or questions on which a vote was taken, as well as any abstentions as applicable, and shall make and deliver a certificate in writing to the secretary of such meeting of the results thereof. The Inspector of Votes may appoint or retain other persons or entities to assist the Inspector of Votes in the performance of its duties. The Inspector of Votes need not be a stockholder of the Corporation, and any officer or director may be an Inspector of Votes on any question other than a vote for or against such officer’s or director’s election to any position with the Corporation or any other question in which such officer or director may be directly interested.

Section 10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors at any meeting of stockholders.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice and other procedures set forth in this Section 10.

(ii) Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date or other prior public disclosure of the date of the meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which such notice of the date of the meeting or such public disclosure was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and by such beneficial owner, (3) a description of all arrangements or understandings between such stockholder and/or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person named in its notice, (5) a representation whether the stockholder or the beneficial owner, if any, intends or is a part of a group which intends to deliver a proxy statement and/or form of proxy to, and/or otherwise to solicit proxies from, stockholders in support of such nomination, and (6) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. At the request of the Board, any person nominated for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee, or any other information as the Board may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting has the power and authority to and shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder. For purposes of Section 10 and Section 11 of this Article II, to be considered a “qualified representative” of a stockholder, a person must be authorized in writing, executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of the holders of Preferred Stock or any series thereof to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that one or more directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complied with the notice and other procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 10 is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominee or nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) The Corporation shall not be required to include a stockholder’s proposed nominee for election to the Board in the Corporation’s proxy solicitation materials regardless of whether such stockholder has complied with the notice procedures set forth in this Section 10.

(d) For purposes of Section 10 and Section 11 of this Article II, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed with, or furnished to, the Securities and Exchange Commission by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 11. Notice of Business. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 11, who shall be entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 11.

(b) For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date or other prior public disclosure of the date of the meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which such notice of the date of the meeting or such public disclosure was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (C) any material interest in such business of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made, and (D) any other information relating to such business that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal or is otherwise required pursuant to Regulation 14A of the Exchange Act and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and/or beneficial owner and any other person or persons (including their names) pursuant to which the proposal(s) are to be made by such stockholder, (D) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the items of business set forth in its notice, (E) a representation whether the stockholder or the beneficial owner, if any, intends or is a part of a group which intends to deliver a proxy statement and/or form of proxy to, and/or otherwise to solicit proxies from, stockholders in support of such proposal, and (F) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Regulation 14A under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 11. The timing requirements for advance notice of a proposal set forth in this Section 11 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Except as otherwise provided by law, the chairman of the meeting has the power and authority to and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the business to be brought before the meeting, such business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 12. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman of the Board’s absence, by the Vice Chairman of the Board, if any, or in the Vice Chairman of the Board’s absence, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 13. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with statute, the Certificate of Incorporation and these Bylaws.

SECTION 2. Number, Qualifications and Term of Office. The number of directors shall be not less than 5 nor more than 15, as shall be fixed from time to time by resolution of the Board pursuant to a vote of two-thirds of the directors then in office. Except as hereinafter provided, no person shall stand for election to the Board past the date of their seventy-second birthday. Under circumstances of significant benefit to the Corporation, which are to be enumerated in the Corporation’s proxy statement, individuals over the age of 72 years may stand for election as directors only with the approval of the Nominating and Corporate Governance Committee and a two-thirds vote of the directors then in office. In no event shall a director stand for election beyond the age of 75. For purposes of this Section 2, the age of each director shall be measured based on the age of such director on the scheduled date of the respective meeting of stockholders, not taking into account any adjournment or postponement thereof. Each director shall hold office until the Annual Meeting of Stockholders next following such director’s election and a successor shall have been duly elected and qualified, or until such director’s death, removal or resignation. This Section 2 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office.

SECTION 3. Chairman; Vice Chairman. The Board shall elect a Chairman of the Board from among the directors. This individual need not be an employee of the Corporation. The Chairman of the Board shall have the overall responsibility for all matters pertaining to the Board, including, without limitation, meetings of the Board. The Board may also elect a Vice Chairman of the Board from among the directors.

SECTION 4. Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board or to the Board. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of two-thirds of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so appointed shall hold office until the next annual meeting of stockholders and a successor shall have been duly elected and qualified, or until such director’s death, removal or resignation. A vacancy in the Board of Directors shall be deemed to exist under this Section 5 in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board. This Section 5 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office.

SECTION 6. First Meeting. Promptly after, and on the same day as, each annual election of directors, the Board may, if a quorum be present, meet at the place at which such election was held, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board.

SECTION 7. Regular Meetings; Notice. Regular meetings of the Board may be held without notice at such times and places as the Board shall determine.

SECTION 8. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board, or by the Secretary of the Corporation on the written request of any three directors. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, notice of each special meeting shall be given by delivering a written notice thereof to each director by either: (a) United States mail, postage prepaid, addressed to such director’s residence or usual place of business, at least five days before the day on which the meeting is to be held; or (b) electronic transmission, directed to the electronic mail address, facsimile number or other location filed in writing by such director with the Secretary of the Corporation, at least two days before the day on which the meeting is to be held. All notices given to directors by mail pursuant to this Section 8 shall be deemed to have been given at the time deposited in the United States mail, postage prepaid, addressed to each director’s residence or usual place of business, and all notices given to directors by a form of electronic transmission shall be deemed to have been given when directed to the electronic mail address, facsimile number or other location filed in writing by such director with the Secretary of the Corporation. The purposes of any special meeting shall be stated with particularity in the notice thereof. This Section 8 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office.

SECTION 9. Place of Meetings. The Board may hold its meetings at such place, within or without the State of Delaware, as it may from time to time determine by resolution, or as shall be specified in the respective notices of meetings.

SECTION 10. Quorum and Manner of Acting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, a majority of directors then holding office shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the Chairman of the Board or a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called. Prompt notice of any adjourned meetings shall be given. This Section 10 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office.

SECTION 11. Committees of Board of Directors. Except as otherwise provided in these Bylaws, the Board may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise provided in the resolution of the Board designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. A majority of all the members of such committee may make, alter and repeal its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, shall be given unless the Board shall otherwise by resolution provide. In the absence of such rules of procedure, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III of these Bylaws. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any members thereof, either with or without cause, at any time.

SECTION 12. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting.

SECTION 13. Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in the Chairman of the Board’s absence, by the Vice Chairman of the Board, if any, or in the Vice Chairman of the Board’s absence by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 14. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing.

ARTICLE IV

OFFICERS

SECTION 1. Number and Qualification of Officers. The principal officers of the Corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. The Board may choose such other officers as it may from time to time determine.

SECTION 2. Election and Term of Office. The officers shall be chosen annually by the Board. Each officer shall hold office until a successor shall have been duly elected and qualified, or until such officer’s death, removal or resignation. Nothing in these Bylaws shall be construed as creating any contractual right to employment with the Corporation.

SECTION 3. Powers and Duties of Officers. The powers and duties of officers shall be as determined from time to time by resolution of the Board, or in such other manner as the Board may authorize, not inconsistent with statute, the Certificate of Incorporation or these Bylaws. To the extent not so provided by the Board, the powers and duties of the officers shall be as generally pertain to their respective offices.

SECTION 4. Resignation and Removal. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the Board. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the Board.

SECTION 5. Vacancies. Any vacancy in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any meeting.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS AND PROXIES

SECTION 1. Contracts. The Board may by resolution authorize any officer(s), agent(s) or employee(s) of the Corporation to enter into any contract or engagement and to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board.

SECTION 3. Proxies. All proxies or instruments authorizing any person to attend, vote, consent or otherwise act at any and all meetings of stockholders of any entity in which the Corporation shall own shares or in which it shall otherwise be interested shall be executed by the Chairman of the Board or such other officer as the Chairman or the Board may from time to time determine.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Certificates for Stock and Uncertificated Shares. (a) Shares of any or all of the Corporation’s classes or series of stock may be evidenced by certificates for shares of stock, in such form as the Board shall prescribe, or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether their shares are represented by certificates or are in uncertificated form.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on a certificate pursuant to the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(c) Every holder of stock in the Corporation represented by certificates, and upon request any holder of uncertificated shares, shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by such holder. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer clerk, transfer agent or registrar who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate or certificates shall cease to be such officer, transfer clerk, transfer agent or registrar before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though such individual was an officer, transfer clerk, transfer agent or registrar at the date of issue.

SECTION 2. Transfer of Stock. Transfer of shares of stock of the Corporation shall be made only on the stock records of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and:

(a) in the case of certificated shares, (i) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby or (ii) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person; or

(b) in the case of uncertificated shares, upon receipt of transfer instructions (as may be determined proper by the Corporation or its transfer agent) from the registered owner of such uncertificated shares, from a duly authorized attorney or from an individual presenting evidence of succession, assignment or authority (as may be determined proper by the Corporation or its transfer agent) to transfer the stock.

SECTION 3. Registered Holders. The Corporation shall be entitled to treat the registered holder of shares of stock of the Corporation as the absolute and exclusive owner thereof for all purposes, including without limitation the right to receive dividends, the right to vote and liability for calls and assessments, and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by statute.

SECTION 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with statute, the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of shares of stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

SECTION 5. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new stock certificate or uncertificated stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated stock.

ARTICLE VII

RECORD DATE

SECTION 1. Fixing of Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board may fix a record date, which shall not precede the date upon which the resolution fixing such record date is adopted by the Board and (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by statute, shall not be more than 60 nor less than 10 days before the date of such meeting or (b) in the case of any other action (other than stockholder action by written consent), shall not be more than 60 days prior to any such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 2. Fixing of Record Date for Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has been previously fixed by the Board pursuant to the first sentence of this Section 2). If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date after the expiration of such 10-day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

ARTICLE VIII

WAIVERS OF NOTICE

Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE IX

FORM OF RECORDS

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE XI

AMENDMENTS

The Board from time to time may adopt, alter, amend or repeal these Bylaws. The stockholders may also adopt, alter, amend or repeal these Bylaws at any meeting provided that notice of such proposed adoption, alteration, amendment or repeal is included in the notice of such meeting.

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